Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Holdings Delivers Quarterly Revenue of $14.5 Million, Up 20%

Driven by Robust North America Demand for Portfolio, up 41%

China Royalty License Agreement Closing Expected to Mitigate Risk and Recoup Investment of $12.3M

Boca Raton, FL (May 9, 2019) – (Nasdaq: CELH) Celsius Holdings Inc., maker of the leading global fitness drink, CELSIUS®, today reported financial results for the quarter ended March 31, 2019.

2019 First Quarter Financial and Business Highlights:

●	Revenue of $14.5 million, up 20% from $12.1 million in the 2018 period

☐	Domestic revenue increased 41% to $11.4 million, up from $8.1 million in 2018

■	Driven by continued strong double-digit growth in all channels of trade

☐	International revenue decreased 22% to $3.1 million, down from $4.0 million in 2018.

■	Driven by a business model change in China to a royalty license which mitigates risk and reduces marketing investment, but correspondingly decreases revenue by $1.3 million.

●	Gross profit increased 20% to $5.7 million, up from $4.8 million in the 2018 quarter

●	Net Income to common shareholders was $11.9 million, inclusive of a $12.3 million net gain recognized for the establishment of a note receivable related to the business model change in China, compared to a net loss to common shareholders of $3.0 million, inclusive of $2.2 million in net investment in Asia in the 2018 quarter

●	Non-GAAP Adjusted EBITDA* of $875,000 compared to $(2.1) million in the 2018 quarter

●	Continued strong domestic growth with new high-profile launches and expansion including Target, CVS, Rite Aid, Food Lion and DICKS’s with further traction in Fitness, Military and Vending channels.

●	Secured additional distribution agreements with partners in the Anheuser-Busch InBev, PepsiCo, Keurig Dr. Pepper and MillerCoors networks, further expanding availability to new regions

●	Finalized royalty license and repayment of investment agreement with Qifeng Food Technology (Beijing) Co., Ltd., changing our business model to a royalty license, and in addition to royalties, provides for $12.3 million of invested Celsius capital to be recouped over a five year period

Subsequent to Quarter-end:

●	Distribution Agreement with Big Geyser, New York’s Largest Independent Non-Alcoholic Beverage Distributor Serving 20,000 Locations in The Five Boroughs of New York City and the countries of Nassau, Suffolk, Westchester and Putnam.

“In the First Quarter, Celsius continued to set new revenue records despite the $1.3 million reduction in revenue from China due to the revenue model transition to a royalty license and repayment of investment agreement. Continuing operations, excluding China revenue, increased 44% during the first quarter,” said John Fieldly, President and Chief Executive Officer. “Excluding the recognition of $12.3 million below our operating line, accounting for the repayment of invested capital in China, our record growth is even more impressive as we achieve these metrics while driving positive adjusted EBITDA, which is now more evident with the transition of our China business model.”

“As quoted in our year-end earnings release and further validated by our first quarter results, we are increasingly optimistic about our prospects for future growth at accelerated rates while operating near a cash flow breakeven range. The first quarter is the first true quarter without investments in the China market since launch and the company expects increased operating leverage driving tangible cash flow as we continue to gain scale. Market demand with both retailers and distribution partners continues to accelerate, supported by the national roll-out in both Target and CVS, as well as new customers such as Rite-Aid. On the distribution front, we continue to add regional partners in the Anheuser-Busch, PepsiCo, Keurig Dr. Pepper, MillerCoors networks and also added Big Geyser, New York’s Largest Independent Non-Alcoholic Beverage Distributor subsequent to quarter end. We are rapidly gaining scale with national retailers and regional DSD partners in key markets, where we are confident in our ability to execute driving further awareness, trial, and availability” concluded Fieldly.

First Quarter Ended March 31, 2019 compared to First Quarter Ended March 31, 2018

Revenue

For the three months ended March 31, 2019, revenue was approximately $14.5 million, an increase of $2.4 million or 20% from $12.1 million for same period in the prior year. The revenue increase of 20% was basically attributable continued strong growth of 41% in North American revenues driven by double digit growth in existing accounts and new distribution expansion. European sales achieved 20% growth mainly as a result of the launch of new flavors that have been very well accepted. Asian revenues reflect the change in business model to a royalty and license fee arrangement and therefore show a considerable reduction of approximately $1.3 million when compared to the prior year results for the three-month ended March 31, 2019. The total increase in revenue from the 2018 to the 2019 period was primarily attributable to an increase in sales volume, as opposed to increases in product pricing. Excluding China sales, revenues from continuing operations increased 44% during the first quarter.

The following table sets forth the amount of revenues by category and changes therein for the three months ended March 31, 2019 and 2018:

	Three months ended March 31,
Revenue Source	2019	2018	Change

Total Revenue	$14,485,650	$12,059,976	20%

North American Revenue	$11,397,862	$8,096,080	41%

European Revenue	$2,999,664	$2,506,433	20%

Asian Revenue	$52,764	$1,389,277	-96%

Other	$35,360	$68,186	-48%

Gross profit

For the three months ended March 31, 2019, gross profit increased by approximately $960,000 or 20% to $5.7 million, from $4.8 million for the same period in 2018. Gross profit margins remained in-line at 39.5% for the three months ended March 31, 2019, when compared to the same period in 2018. There was an increase in gross profit dollars of approximately $960,000 or 20% when compared to the same period last year. The increase in gross profit is mainly related to increase in sales volume from the 2018 quarter.

Sales and marketing expenses

Sales and marketing expenses for the three months ended March 31, 2019 were approximately $3.6 million, a decrease of approximately $2.0 million or 36% from approximately $5.6 million in the same period in 2018. The decrease is due primarily to the change in business model in China which does not require direct marketing investments by Celsius. The actual reduction in marketing investments amounted to approximately $2.8 million which was partially offset by increased sales expenses of $385,000, storage and distribution expenses $186,000 and increases in headcount investments of $250,000.

General and administrative expenses

General and administrative expenses for the three months ended March 31, 2019 were approximately $2.6 million, an increase of approximately $620,000, or 31%, from $2.0 million for the three months ended March 31, 2018. The increase was primarily due to stock option expense which accounted for 95% of the variance or $588,000. There were increases in administrative expenses of approximately $103,000 mainly related to insurance, professional fees and depreciation which were partially offset by savings in research and development costs of approximately $18,000 and lower compensation expenses of $53,000, as the results for the 2018 period included retirement compensation for our prior CEO.

Other income/expense

Total other income increased by approximately $12.2 million for three months ended March 31, 2019 from the 2018 quarter, mainly related to the recognition of the income pertaining to the Note Receivable from Qifeng Food Technology (Beijing) Co., Ltd.

Net Income (Loss)

As a result of the above, for the three months ended March 31, 2019, Celsius had net income to common shareholders of approximately $11.7 million or $0.20 per share based on a weighted average of 57,097,865 shares outstanding. In comparison, for the three months ended March 31, 2018 we had net loss of approximately $2.9 million, and after giving effect to preferred stock dividends of approximately $83,000, a net loss available to common shareholders of $2.9 million or $0.06 per share based on a weighted average of 47,449,553 shares outstanding.

Liquidity and Capital Resources

As of March 31, 2019, and December 31, 2018, we had cash of approximately $2.8 million and $7.7 million, respectively, and working capital of approximately $23.8 million and $19.6 million, respectively. Cash used in operations during the three months ended March 31, 2019 and the year ended December 31, 2018, totaled approximately $6.8 million and $4.3 million, respectively, reflecting investments in inventory, pre-payments and deposits and the settlement of marketing expenses related to the China change in Business model.

Conference Call

Management will host a conference call today, Thursday, May 9, 2019 at 10:00 am ET to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

U.S.:	877-709-8150

International:	201-689-8354

An audio replay of the call will be available on the Company's website at

https://www.celsiusholdingsinc.com/press-releases/.

Disclosures can be found on the Company's online disclosure portal at: https://www.celsiusholdingsinc.com/sec-filings/.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), founded in April 2004, is a global company with a proprietary, clinically proven formula for its brand CELSIUS®. Celsius Holdings, Inc. has a corporate mission to become the global leader of a branded portfolio consisting of proprietary, clinically proven innovations which offer significant health benefits. CELSIUS®' Original Line comes in nine delicious sparkling and non-carbonated flavors in sleek 12oz cans and is also available in single-serve powdered packets. CELSIUS®' Stevia Line is available in five refreshing flavors and the line is naturally caffeinated and naturally sweetened.

Our trainer-grade CELSIUS HEAT™ line offers an additional 100mg of caffeine over CELSIUS®, to total 300mg per can, and also contains 2,000mg of L-citrulline, a vasodilator. CELSIUS HEAT™ is sold in 16oz cans and is available in five carbonated flavors. CELSIUS HEAT™ is a thermogenic pre-workout drink and targets professional trainers, competitive athletes, the military and first responders. CELSIUS HEAT™ was developed for those seeking a trainer-grade version of CELSIUS® versus the Original Line, which is sold in a smaller can package and appeals to the masses as an active lifestyle brand.

CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten free and contains very little sodium. CELSIUS® is sold nationally at fitness clubs, 7-Eleven, Sprouts, The Fresh Market and key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's, Food Lion, CVS and many others.

CELSIUS®' functional claims are backed by six published university studies. The first study was conducted in 2005 and additional studies from the University of Oklahoma were conducted over the next five years. The studies were published in peer-reviewed journals and validate the unique benefits that CELSIUS® provides. For more information, please visit www.celsiusholdingsinc.com.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

-- Tables Follow --

Celsius Holdings, Inc.

Consolidated Balance Sheets

	March 31, 2019 (Unaudited)	December 31, 2018 (1)
ASSETS

Current assets:
Cash	$2,762,813	$7,743,181
Accounts receivable-net	12,154,448	12,980,396
Note receivable-current	1,224,529	—
Unbilled royalty revenue	89,587	—
Inventories-net	13,556,512	11,482,701
Prepaid expenses and other current assets	2,832,174	2,299,375
Total current assets	32,620,063	34,505,653

Note receivable-long term	11,020,766	—

Operating lease-right of use asset	223,991	—
Property and equipment-net	103,093	121,854
Total Assets	$43,967,913	$34,627,507
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$9,027,059	$14,845,211
Other current liabilities	65,395	19,933
Operating Lease Liability-current	139,042	—
Total current liabilities	9,231,496	14,865,144

Long-term liabilities:
Line of credit note payable-related party-net	4,850,839	3,500,000
Convertible note payables -related party-net	4,527,815	4,459,381
Operating Lease Liability-Long Term	87,592	—
Total Liabilities	18,697,742	22,824,525
Commitments and contingences (note 16)
Stockholders’ Equity:
Common stock, $0.001 par value; 75,000,000 shares authorized, 57,198,365 and 57,002,508 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	57,198	57,003
Additional paid-in capital	86,703,402	85,153,667
Accumulated other comprehensive Income/(Loss)	233,668	(26,997)
Accumulated deficit	(61,724,097)	(73,380,691)
Total Stockholders’ Equity	25,270,171	11,802,982
Total Liabilities and Stockholders’ Equity	$43,967,913	$34,627,507

(1) Derived from Audited Financial Statements

Celsius Holdings, Inc.

Consolidated Statements of Operations

	For the three months ended March 31, (Unaudited)
	2019	2018
Revenue	$14,485,650	$12,059,976
Cost of revenue	8,764,592	7,296,295
Gross profit	5,721,058	4,763,681

Selling and marketing expenses	3,601,003	5,599,271
General and administrative expenses	2,622,102	2,002,655
Total operating expense	6,223,105	7,601,926

Loss from operations	(502,047)	(2,838,245)

Other Income (Expense):
Interest Income/(Expense)-Net	(28,632)	(38,259)
Amortization of Discount on Notes Payable	(85,940)	—
Gain on Note Receivable	12,273,213	—
Total Other Income/(Expense)	12,158,641	(38,259)

Net Income/(Loss)	11,656,594	(2,876,504)
Preferred stock dividend	—	(82,691)
Net Income/(Loss) available to common stockholders	$11,656,594	$(2,959,195)

Income/(Loss) per share:
Basic	$0.20	$(0.06)
Diluted	$0.19	$(0.06)
Weighted average shares outstanding:
Basic	57,155,445	47,449,553
Diluted	61,687,409	47,449,553

Celsius Holdings, Inc.

Reconciliation of Non-GAAP Financial Measure

	Three months ended Mar 31,
	2019	2018
Net income (loss) available to common stockholders (GAAP measure)	11,656,594	(2,959,195)
Add back:
Depreciation and amortization expense	107,343	7,953
Net interest expense	28,632	38,259
Preferred stock dividend	—	82,691
Stock-based compensation	1,358,503	770,862
Gain on Note Receivable	(12,273,213)	—
Non-GAAP Adjusted EBITDA	877,860	(2,059,430)
Non-recurring one-time charges:
Recruiting fees	—	52,175
Total non-recurring one-time charges	—	52,175
Non-GAAP Adjusted EBITDA excluding one-time charges	877,860	(2,007,255)
Net Asia investment	—	2,168,051
Net Non-GAAP Adjusted EBITDA excluding net Asia investment*	877,860	160,796

*The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), but believe that disclosure of adjusted EBITDA and a non-GAAP financial measure, may provide users with additional insights into operating performance.